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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          DATE OF REPORT: MARCH 8, 2001



                      WASHINGTON GROUP INTERNATIONAL, INC.



                         Commission File Number 1-12054



                             A Delaware corporation

                   IRS Employer Identification No. 35-0565601



                      720 PARK BOULEVARD, BOISE, IDAHO 83729

                                  208/386-5000


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On July 7, 2000, Washington Group International, Inc. (formerly known as Morrison Knudsen Corporation) acquired the capital stock of the subsidiaries of Raytheon Engineers & Constructors International, Inc. ("RECI") and specified other assets of RECI, and assumed specified liabilities of RECI, from Raytheon Company and its wholly owned subsidiary, RECI. On July 13, 2000, in connection with the acquisition and in accordance with Rules 3-05 and 11-01 of Regulation S-X, Washington Group filed, as exhibits to its Current Report on Form 8-K dated July 7, 2000:

         (1) the audited consolidated balance sheets of RECI at December 31, 1998 and 1999, and related consolidated statements of operations, parent company investment and cash flows for each of the three years ended December 31, 1997, 1998 and 1999, and unaudited consolidated balance sheets of RECI at April 4, 1999, December 31, 1999 and April 2, 2000, and related consolidated statements of operations, parent company investment and cash flows for the three months ended April 4, 1999 and April 2, 2000; and

         (2) unaudited pro forma condensed combined statements of operations of Washington Group for the year ended December 3, 1999 and the quarter ended March 3, 2000, and the unaudited pro forma condensed combined balance sheet of Washington Group as of March 3, 2000.

          Following the acquisition, Washington Group undertook a rigorous review of all major RECI projects acquired for the purpose of making a preliminary allocation of the acquisition price to the net assets acquired. Based on the results of that review, Washington Group now believes that the historical financial statements of RECI referred to in (1) above may not present fairly, in all material respects, the financial position of RECI as of the dates presented and the results of operations and cash flows of RECI for the periods presented. Washington Group has, both orally and in writing, expressed its concerns about those financial statements to, and has requested responses from, Raytheon Company. To date, Raytheon has not responded to any of Washington Group's concerns. Accordingly, Washington Group believes that you should not rely on the financial statements of RECI referred to in (1) above or on the unaudited pro forma condensed combined financial statements referred to in (2) above, which unaudited pro forma condensed combined financial statements are derived from certain of the historical financial statements of RECI referred to in (1) above.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            WASHINGTON GROUP INTERNATIONAL, INC.



March 8, 2001
                                            By:     /s/ Craig G. Taylor
                                               -------------------------------
                                                    Craig G. Taylor
                                                    Secretary